Proxy Statement Pursuant to Section 14(a)
               of the Securities Exchange Act of 1934

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                          OREGON TRAIL FINANCIAL CORP.
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               (Name of Registrant as Specified in Its Charter)

                          OREGON TRAIL FINANCIAL CORP
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                  (Name of Person(s) Filing Proxy Statement)

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Vote "FOR" GENTRY AND LIENKAEMPER and Maximize the Value of Your Investment
say NO to Stilwell's shortsighted agenda!

Dear Shareholder:

Our annual shareholders' meeting, now rescheduled for October 12, 2001, will be extremely important to you. HERE IS WHY:

     *   THE STILWELL GROUP WANTS TO SELL YOUR COMPANY

We believe Mr. STILWELL IS WRONG, and a sale now will not maximize shareholder value. HERE IS WHY:

     *   NEW MANAGEMENT'S STRATEGIC INITIATIVES ARE WORKING TO
         INCREASE SHAREHOLDER VALUE.

            o OTFC STOCK IS UP OVER 60% since new management took over less than 18 months ago.
            o June 30, 2001 quarterly Return on Equity is ABOVE our peer group (excluding Stilwell related expenses).
            o For the quarter end March 31, 2001, EARNINGS PER SHARE ("EPS") WERE UP 53% from the same period last year.
            o For the quarter end June 30, 2001, EPS WERE UP 78% from the same period last year.
            o We have provided guidance, projecting continued EPS growth for fiscal year 2002 and EPS of up to $0.41 for the fourth quarter.
            o Company guidance predicts March 31, 2002 quarterly EPS WILL BE UP TO 128% HIGHER than EPS for the quarter ended March 31, 2000.


     *   LEVERAGE OF CAPITAL IS NOT COMPLETE

            o OTFC HAS REPURCHASED OVER 26% OF ITS SHARES originally outstanding, at a total cost of $16.7 million, reducing its capital down to 13.22% of assets.
            o FURTHER REPURCHASES ARE INTEGRAL to fully leverage the Company's franchise value and MAXIMIZE SHAREHOLDER VALUE.

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            o    We believe fewer shares outstanding will have a positive
                 impact on our market value per share, the deposit premium per share, as well as a potential sale price per share.
            o OTFC HAS OVER $18 MILLION FOR FUTURE NEAR-TERM AGGRESSIVE SHARE REPURCHASES.


     *   FRANCHISE VALUE IS INCREASING

            o DEPOSITS ARE UP 42% since 1997, the last fiscal year prior to the Company's IPO, and 7% for 2001.
            o    LOANS ARE UP 80% since 1997 and 14% for 2001.
            o    COMMERCIAL AND CONSUMER LOANS ARE UP TO 44.5% of total loans from 25.9% in 1997, (and loan quality is excellent!).
            o    NON-INTEREST INCOME IS UP 226% since 1997, and 35% for 2001.


     *   FINANCIAL ADVISOR RETAINED

            o Investment Banker, Keefe Bryette & Woods, Inc. ("KBW") was retained to review management's plan to maximize shareholder value.
            o KBW provided guidance that the merger market today is a "buyers market" for small rural thrifts, and SELLING NOW MAY NOT MAXIMIZE SHARE VALUE.
            o KBW commented that experience has shown that the price from a sale today may be reduced because the earnings improvement is so recent.
            o KBW agreed with management's assertion that aggressive share repurchases at levels below book value should enhance shareholder value.
            o    KBW agreed that fewer shares should contribute to stronger
                 EPS.
            o KBW agreed that continued execution of the business plan should result in stronger franchise value.


MORE ABOUT STILWELL AND HIS NOMINEE

SUPPORTING STILWELL'S SHORTSIGHTED AGENDA WILL INCREASE EXPENSES. Here is why:

     * Stilwell will request reimbursement of HUNDREDS OF THOUSANDS OF DOLLARS from OTFC, in connection with his proxy solicitation and other legal fees, if his nominee is elected.
     * Stilwell's actions have already caused OTFC to spend over $400,000 in professional fees and legal services.

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WE BELIEVE STILWELL'S NOMINEE IS UNSUITABLE FOR THE OTFC BOARD
           --------------------------------

     * STILWELL'S NOMINEE HAS BEEN ENTICED TO SERVE with short-term stock options enabling him to purchase, from Stilwell, over $300,000 of OTFC stock at favorable terms.
     *   Stilwell's nominee is an attorney with no banking experience.
     * Stilwell's nominee was a partner at the law firm being paid by Stilwell to sue OTFC.
     *   Stilwell's nominee has never lived in the Company's market area.


CLARIFICATION

     In our previous proxy materials, we stated that we believed the Stilwell Group wanted to force a quick sale of the Company. We continue to believe it does want to sell your Company and the election of its candidate is a first step in that process. Alone, Mr. Padrick could not cause the Company to be sold and he says he is committed to act in the best interest of shareholders and will exercise his fiduciary duties. We accept that statement but continue to be concerned that he nonetheless has prejudged that a sale of the Company is in the shareholders best interest and has done so without having reviewed the Company's new business plan, met with senior management, attended a single board meeting nor heard the advice of the Company's financial advisors.

SUMMARY

OTFC is increasing earnings, earnings per share, book value, market value, and franchise value. In contrast, Stilwell's actions are increasing OTFC expenses and derailing our efforts to maximize the value of your investment.

Your Board of Directors is committed to increasing shareholder value through aggressive share repurchases and currently has over $18 million dollars in cash at the holding company which may be used to repurchase a significant percentage of shares outstanding. DON'T LET STILWELL MISLEAD YOU! WE HAVE BEEN REPURCHASING SHARES! OTFC HAS REPURCHASED OVER 26% OF ITS SHARES originally outstanding and is "in the market daily" repurchasing shares when possible in accordance applicable rules, regulations and provisions. Thin trading volume makes shares difficult to acquire. OTFC has considered additional means to acquire shares, such as a DUTCH AUCTION OR MODIFIED TENDER, and its Board believes that such other means are more effective tools for capital utilization.

Your Board of Directors UNANIMOUSLY URGE you to COMPLETE, SIGN, DATE AND RETURN Management's "GREEN" Proxy (another is enclosed) voting "FOR" LIENKAEMPER AND GENTRY and THROW AWAY all "Blue and White" proxy cards that you receive from Stilwell.

Respectfully yours,

/s/Stephen R. Whittemore      /s/Charles Rouse    /s/John Lienkaemper
Stephen R. Whittemore,        Charles Rouse,      John Lienkaemper,
  Director and Chairman         Director            Director

/s/Al Durgan                  /s/John Gentry      /s/Ed Elms
Al Durgan,                    John Gentry,        Ed Elms,
  Director                      Director            Director


Forward-Looking Information

This release contains statements about the Company's future results and may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by the use of such words as "believe", "may", "expect," "planned", "anticipated" and "potential." We have used forward-looking statements to describe future plans and strategies, including our expectations of the Company's future financial results. These forward-looking statements are based on current expectations and the current economic environment. Management's ability to predict results or the effect of future plans or strategies is inherently uncertain. Factors which could cause actual results to differ materially include, but are not limited to, general and local economic conditions, changes in interest rates, deposit flows, demand for mortgages and other loans, real estate value, competition, changes in accounting principles, practices, policies or guidelines, changes in legislation or regulation, and other economic, competitive, governmental, regulatory and technological factors effecting operations, pricing, products and services. Accordingly, these factors should be considered in evaluating the forward-looking statements, and undue reliance should not be placed on such statements.

Such forward-looking statements may include projections. Such projections were not prepared in accordance with published guidelines of the American Institute of Certified Public Accountants or the SEC regarding projections and forecasts, nor have such projections been audited, examined or otherwise reviewed by independent auditors of the Company. In addition, such projections are based upon many estimates and inherently subject to significant economic and competitive uncertainties and contingencies, many of which are beyond the control of management of the Company. Accordingly,
actual results may be materially higher or lower than those projected.   The
inclusion of such projections herein should not be regarded as a representation by the Company that the projections will prove to be correct. The Company does not undertake to update any forward looking statement that may be made on behalf of the Company.

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